                                                                    Exhibit 10.3

                                  JEONG H. KIM
                              EMPLOYMENT AGREEMENT

          Agreement, dated as of July 31, 1996, by and between Yurie Systems, Inc., a Delaware corporation (the "Company") and Jeong H. Kim, an individual residing in the State of Maryland (the "Executive").

          WHEREAS, the Executive has heretofore been employed by the Company as its Chief Executive Officer and is experienced in all phases of the business of the Company and the Company desires to retain the services of the Executive on the terms set forth herein;

          WHEREAS, in order to induce the Executive to remain in the employ of the Company, the Company desires by this writing to set forth the continued employment relationship of the Executive with the Company;

          WHEREAS, in partial consideration for the execution of this Agreement by the Company, the Executive is willing to enter into a covenant not to compete with the Company, which covenant is contained in this Agreement;

          WHEREAS, in partial consideration for the execution of this Agreement by the Executive, the Company has entered into a registration rights agreement dated as of even date herewith (the "Registration Rights Agreement") with the Executive, under which the Company has agreed to grant registration rights to the Executive for 15,000,000 shares of common stock of the Company held by the Executive; and

          NOW, THEREFORE, in consideration wherefore, the Company and the Executive agree as follows:

          1. Term. The initial term of employment under this Agreement shall
             ----
begin on the date hereof and end on January 1, 1998; provided, however, that the
                                                     --------  -------
term of this Agreement shall be automatically extended for one (1) year on January 1, 1998 and on each January 1 thereafter unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended.

          2. Employment.
             ----------

          (a) The Executive shall be employed as the Chief Executive Officer of the Company and/or in such other senior executive capacity as may be mutually agreed to in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company.

          (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The Executive may (i) serve on corporate, civil or charitable boards or committees, (ii) manage personal investments and (iii) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder.

     3.   Base Salary and Bonus.
          ---------------------

          (a) Base Salary.  The Company agrees to pay or cause to be paid to the
              -----------
Executive during the term of this Agreement a base salary at the rate of $200,000 per annum or such larger amount as the Board may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed at least annually by the Board and may be further increased (but not decreased) in such amounts as the Board in its discretion may decide.

          (b) Bonus.  The Company agrees to pay or cause to be paid to the
              -----
Executive each year during the term of this Agreement a bonus equal to 20% of the Base Salary or such other amount as the Board may from time to time determine (hereinafter referred to as the "Bonus"). Such Bonus shall be payable in accordance with the Company's customary practices applicable to its executives. Such Bonus, if any, shall be reviewed at least annually by the Board and may be further increased or decreased in such amounts as the Board in its discretion may decide.

     4.   Benefits.
          --------

          (a) Employee Benefits.  The Executive shall be entitled to participate
              -----------------
in all employee benefit plans, practices and programs now maintained or hereafter established by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

          (b) Executive Benefits.  The Executive shall be entitled to
              ------------------
participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company.

     5.   Expenses.  The Executive shall be entitled to receive prompt
          --------
reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

     6.   Registration Rights.  The Executive shall be entitled to receive
          -------------------
registration rights with respect to 15,000,000 shares of common stock of the Company owned by him on the date hereof in accordance with the terms of the Registration Rights Agreement.

     7.   Vacation and Sick Leave.  At such reasonable times as the Board shall
          -----------------------
in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:

          (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

          (b) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board in its discretion may determine. Further, the Board shall be entitled to grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

          (c) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

     8.   Termination.  The Executive's employment hereunder may be terminated
          -----------
under the following circumstances:

          (a) Disability.  The Company may terminate the Executive's employment
              ----------
after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred eighty (180) consecutive days. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

          (b) Cause.  The Company may terminate the Executive's employment for
              -----
"Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board that the Executive (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform, or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Executive's employment
           --------  -------
shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

          (c) Good Reason.  The Executive may terminate his employment for "Good
              -----------
Reason." For purposes of this Agreement, Good Reason shall mean either of the following:

               (i) any material breach by the Company of any provision of this Agreement.

               (ii) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company.

          (d)  Voluntary Termination.  The Executive may voluntarily terminate
               ---------------------
his employment hereunder at any time upon ninety (90) days notice.

          (e) Notice of Termination.  Any purported termination by the Company
              ---------------------
or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

          (f) Termination Date, Etc.  "Termination Date" shall mean in the case
              ----------------------
of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

                    (i) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

                    (ii) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

     9.   Compensation Upon Termination.  Upon termination of the Executive's
          -----------------------------
employment during the term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

          (a) If the Executive's employment is terminated by the Company for Cause or Disability or voluntarily by the Executive, or by reason of the Executive's death, the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) any Bonus or incentive compensation and (iv) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries an amount equal to the Bonus or incentive award that the Executive would have been entitled to receive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in employment until the end of such fiscal year, calculated as if all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"). Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

          (b) If the Executive's employment by the Company shall be terminated
(1) by the Company other than for Cause, death or Disability or (2) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

               (i) the Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus;

               (ii) the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal the sum of (A) the Executive's Base Salary for the then-current fiscal year and (B) the "Bonus Amount" (as defined below). The term "Bonus Amount" shall mean
         (x) the amount of any Bonus or incentive compensation received by the Executive during the fiscal year immediately preceding the Termination Date or (y) if no Bonus was received by the Executive during the preceding fiscal year, then an amount equal to the Executive's maximum Bonus which could be awarded for the fiscal year in which the Termination Date occurs had he continued in employment until the end of such fiscal year, assuming all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year; and

               (iii) the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries all life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination. The benefits provided in this Section 9(b)(iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given. The Company's obligation hereunder with respect to the foregoing benefits shall terminate on the earlier of (x) the date on which the Executive obtains benefits pursuant to a subsequent employer's benefit plans and (y) one year after the Termination Date.

          (c) The amounts provided for in Sections 9(a) and 9(b)(i) and (ii) shall be paid within ten (10) days after the Executive's Termination Date.

          (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

     10.  Executive's Covenants
          ---------------------

          (a) Non-Competition.  During the Executive's employment with the
              ---------------
Company and for one (1) year after the Termination Date (the "Applicable Period"), the Executive shall not, without the prior written consent of the Company, directly or indirectly engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than as the holder of an interest of five percent (5%) or less in the equity of a publicly traded corporation) or other individual, corporate or representative capacity, or render any services or provide any advice or substantial assistance to any business, person or entity, if such business, person or entity, directly or indirectly, competes (or, to the Executive's knowledge after due inquiry, intends to compete or is preparing to compete during the Applicable Period in the United States in any material manner with
(i) the Company, or any entity directly or indirectly controlled by, controlling or under common control with the Company, or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise (an "Affiliate") (ii) any then-current material product, service or business of the Company or any Affiliate of the Company or (iii) any material product, service or business which is under serious consideration by the Company or any Affiliate of the Company as of the Termination Date or at any time during the twelve (12) month period prior thereto. If the Executive's employment shall be terminated
(x) by the Company other than for Cause or Disability or (y) by the Executive for Good Reason, then for purposes of this Section 10(a) only, the Applicable Period shall terminate upon the Termination Date, and the restrictions contained in this Section 10(a) shall thereupon be of no further force or effect. The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the potential restrictions on the Executive's activities imposed by this Section be reasonable in both duration and geographic scope and in all other respects. It is also the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that in the event that any provision of this Section shall, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent permissible under applicable law. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (b) Non-Solicitation.  During the Applicable Period, except as is
              ----------------
required or appropriate in the furtherance of the business of the Company and its Affiliates, the Executive shall not, directly or indirectly, divert, solicit or lure away, in competition with the Company, the patronage of (i) any customer or business of the Company or any Affiliate as of or at any time prior to the Termination Date, or (ii) any prospective customer or business of the Company or any Affiliate. As used herein, "prospective customer" means any customer that the Company or any of its Affiliates (1) has actively solicited within twelve months prior to the Termination Date, (2) as of the Termination Date, is soliciting or (3) within the twelve (12) month period prior to the Termination Date has seriously considered soliciting and, in fact, solicits within the nine
(9) month period following the Termination Date. Except as is required or appropriate in the furtherance of the business of the Company and its Affiliates, the Executive shall not, during the Applicable Period, directly or indirectly, recruit, hire or assist others in recruiting or hiring, or otherwise solicit for employment, any employees of the Company or any of its Affiliates, customers or subcontractors. The provisions of this Section shall not be deemed to limit in any way the provisions of any other Section of this Agreement.

          (c) Non-Publication.  During the Applicable Period, the Executive
              ---------------
shall not publish any statement or make any statement (under circumstances reasonably likely to become public) critical of the Company or in any way adversely affecting or otherwise maligning the reputation of the Company or any of its affiliates.

          (d) Confidentiality.  The Executive shall not, without the prior
              ---------------
express written consent of the Company, directly or indirectly, use for any purpose not reasonably believed by the Executive in good faith to be in furtherance of the business of the Company and/or any Affiliate of the Company any Confidential Information (as defined below) in any way, or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Executive's duties and responsibilities to the Company and its Affiliates or when required to do so by a lawful order of a court of competent jurisdiction or if required to do so to defend the Executive in connection with a dispute arising under this Agreement). The Executive shall also, upon request of the Company, proffer to the Company, no later than the Termination Date, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing any Confidential Information that are in the Executive's possession or which are subject to the Executive's control at such time (other than when required to do so in good faith to perform the Executive's duties and responsibilities to the Company and its Affiliates or when required to do so by a lawful order of a court of competent jurisdiction or if required to do so to defend the Executive in connection with a dispute arising under this Agreement). In consideration of the Executive's employment by the Company, any and all inventions, improvements, discoveries, processes, programs or systems developed or discovered by the Executive shall be fully disclosed by the Executive to the President or Chief Executive Officer of the Company and the same shall be the sole and absolute property of the Company and, upon request of the Company, the Executive shall execute, acknowledge and deliver such assignments, clarifications and other documents as the Company may consider necessary or appropriate to properly vest all rights, title and interests therein to the Company.

          "Confidential Information" means all information respecting the business and activities of the Company and any of its Affiliates, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, trade secrets, practices, projections, forecasts, formats, systems data gathering methods and/or strategies of the Company and any of its Affiliates. Notwithstanding the immediately preceding sentence, Confidential Information shall not include (x) any information that is, or becomes, a part of the public domain or generally available to the public (unless such availability occurs as a result of any breach by the Executive of this paragraph or any other obligation the Executive owes to the Company or any of its Affiliates) or (y) any business knowledge and experience of the type usually acquired by persons engaged in positions similar to the Executive's position with the Company, to the extent such knowledge and experience is non-Company specific and not proprietary to the Company or any of its Affiliates.

          11.  Successors and Assigns.
               ----------------------

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     12.  Fees and Expenses.  The Company shall pay all legal fees and
          -----------------
related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive's hearing before the Board as contemplated in Section 8(b) of this Agreement, or (iii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

     13.  Notice.  For the purposes of this Agreement, notices and all
          ------
other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective parties addressed as follows:

                    If to the Company, to:

                    Yurie Systems, Inc.
                    10,000 Derekwood Lane
                    Lanham, Maryland  20706
                    Attn:  Secretary

                    With a copy to:

                    John J. McDonnell, Esq.
                    1400 16th Street, NW, Suite 400
                    Washington, D.C.  20036

                    If to the Executive, to:

                    Jeong H. Kim
                    1627 Nordic Hill Circle
                    Silver Spring, Maryland  20906

All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     14.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     15.  Settlement of Claims.  The Company's obligation to make the payments
          --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     16.  Miscellaneous.  No provision of this Agreement may be modified, waived
          -------------
or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     17.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

     18.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     19.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                              YURIE SYSTEMS, INC.


ATTEST:                       By:------------------------
                                 Name:
                                 Title:


--------------------          JEONG H. KIM
Secretary


                              By:------------------------
                                 Jeong H. Kim